Exhibit (j)(2)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund, Fidelity Advisor Retirement Growth Fund, and Fidelity Advisor Asset Allocation Fund which is included in Post-Effective Amendment No. 49 to the Registration Statement on Form N-1A.



 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP
Boston, Massachusetts
February 23, 1999